EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 11, 2005 on the financial statements of Aberdene Mines Limited that are included in the Form 10-KSB, which is included by reference in the Company's Registration Statement on Form S-8 (SEC file number 333-116569) for the registration of its common stock issuable pursuant to the 2004 Nonqualified Stock Option Plan.

/s/ "Manning Elliott"

MANNING ELLIOTT
CHARTERED ACCOUNTANTS
Vancouver, Canada
October 13, 2005